Exhibit 99.1

Contacts:	Ben Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE AND GLOBAL SIGNAL STOCKHOLDERS APPROVE MERGER

CROWN CASTLE ANNOUNCES 2007 OUTLOOK

January 11, 2007 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) (“Crown Castle”) announced today that its stockholders voted to approve the merger (“Merger”) of Global Signal Inc. (“Global Signal”) into a subsidiary of Crown Castle at a special meeting held on January 11, 2007. Global Signal’s stockholders also voted to approve the Merger at a separate special meeting held on January 11, 2007.

More than 99% of shares represented at the meeting and more than 87% of the outstanding shares of Crown Castle were voted in favor of the Merger at the Crown Castle stockholders meeting. More than 99% of shares represented at the meeting and more than 91% of the outstanding shares of Global Signal were voted in favor of the Merger at the Global Signal stockholders meeting.

The Merger remains subject to customary closing conditions, and Crown Castle currently expects the Merger to close on January 12, 2007.

“We are excited about the combination of Crown Castle and Global Signal, which will create the largest US wireless tower company with the best-located assets in the industry, with approximately 55% and 72% of our towers in the top 50 and top 100 BTA’s, respectively,” stated John P. Kelly, President and Chief Executive Officer of Crown Castle. “The complementary nature of the US portfolios and our experienced management team position Crown Castle to remain a leading provider of infrastructure to the wireless industry. Further, we believe this Merger will add significant value to our shareholders by enhancing our expected long-term revenue and cash flow growth rates.”

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2007 OUTLOOK

The following Outlook tables are based on current expectations and assumptions. The Outlook tables include the expected results of the Merger from January 12, 2007 to December 31, 2007 and assume a US dollar to Australian dollar exchange rate of 0.75 US dollars to 1.00 Australian dollars. If the Merger had closed on or before January 1, 2007, Crown Castle would have expected Adjusted EBITDA to be approximately $10 million higher than the Outlook tables provided below.

This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

The following tables set forth Crown Castle’s current Outlook for full year 2007:

(in millions, except per share amounts)	Full Year 2007
Site rental revenue	$1,265	to	$1,280
Site rental cost of operations	$440	to	$450
Site rental gross margin	$820	to	$830
Adjusted EBITDA	$735	to	$750
Interest expense and amortization of deferred financing costs (inclusive of approximately $22 million from non-cash expense)	$303	to	$308
Sustaining capital expenditures	$21	to	$25
Recurring cash flow	$409	to	$419
Net loss after deduction of dividends on preferred stock	$(185)	to	$(79)
Net loss per share*	$(0.62)	to	$(0.26)

*	Based on the sum of weighted average outstanding for the full year ended December 31, 2006 and shares issued in the Merger for full year 2007 Outlook.

The following Supplemental Information table is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations will be for the twelve months ending December 31, 2006 or December 31, 2007. The nine months ended September 30, 2006 pro forma annualized column is calculated based upon the “Pro Forma Combined” column of the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2006, which may be found on page 123, and for which the

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basis of preparation may be found on page 120, of Crown Castle’s Form S-4 Registration Statement dated November 6, 2006. The impact to full year 2007 Outlook from January 1, 2007 to January 12, 2007 is an estimation of Global Signal’s financial results for the stated time period.

Supplemental Information

(in millions)	Nine Months Ended September 30, 2006 Pro Forma Annualized	Midpoint of 2007 Outlook	Impact to 2007 Outlook from 1/1/07 to 1/12/07
Site rental revenue	$1,183	$1,273	$16
Site rental cost of operations	$428	$445	$6
Site rental gross margin	$755	$825	$10

Crown Castle engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 91 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and over 1,300 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit http://www.crowncastle.com.

Non-GAAP Financial Measures

This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus cumulative effect of change in accounting principle, income (loss) from discontinued operations, minority interests, benefit (provision) for income taxes, interest expense and amortization of deferred financing costs, losses on purchases and redemptions of debt, interest and other income (expense), depreciation, amortization and accretion, stock-based compensation charges, asset write-down charges, integration costs and restructuring charges (credits). Adjusted EBITDA is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with Generally Accepted Accounting Principles (GAAP)).

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP).

Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

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Adjusted EBITDA and recurring cash flow for the year ending December 31, 2007 is forecasted as follows:

(in millions)	Full Year 2007 Outlook
Net income (loss)	$(165)	to	$(59)
Income (loss) from discontinued operations	—	to	—
Minority interests	—	to	$(2)
Benefit (provision) for income taxes	$(20)	to	$(45)
Interest expense and amortization of deferred financing costs	$303	to	$308
Losses on purchases and redemptions of debt	—	to	—
Interest and other income (expense)	$2	to	$5
Depreciation, amortization and accretion	$510	to	$550
Stock-based compensation charges, exclusive of amounts included in integration costs and restructuring charges (credits)	$12	to	$14
Asset write-down charges	$5	to	$10
Integration costs, inclusive of stock-based compensation charges	$24	to	$33
Restructuring charges (credits), inclusive of stock-based compensation charge	—		—

Adjusted EBITDA	$735	to	$750

Less: Interest expense and amortization of deferred financing costs (inclusive of approximately $22 million from non-cash expense)	$303	to	$308
Less: Sustaining capital expenditures	$21	to	$25

Recurring cash flow	$409	to	$419

Other Calculations:

Site rental gross margin for the year ending December 31, 2007 is forecasted as follows:

(in millions)	Full Year 2007 Outlook
Site rental revenue	$1,265	to	$1,280
Less: Site rental cost of operations	$440	to	$450

Site rental gross margin	$820	to	$830

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) the contemplated Crown Castle and Global Signal merger, including the potential impact and benefits thereof and timing and completion with respect thereto, (ii) currency exchange rates, (iii) site rental revenue, (iv) site rental cost of operations, (v) site rental gross margin, (vi) Adjusted EBITDA, (vii) interest expense, (viii) sustaining capital expenditures, (ix) recurring cash flow and (x) net loss (including net loss per share). Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect the results of Crown Castle is included in Crown Castle’s filings with the Securities and Exchange Commission (“SEC”).